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EXHIBIT 21.01

                     SUBSIDIARIES OF COMSHARE, INCORPORATED

Subsidiaries of the                               Incorporated
 Registrant (a)                                        In
-------------------                               ------------
Comshare (U.S.), Inc.                             Michigan
Comshare South Pacific Pty Ltd.                   Australia
Comshare, Ltd.                                    Canada
Comshare International B.V.                       Netherlands
 Comshare Holdings Company                        United Kingdom
  Comshare, Ltd.                                  United Kingdom
  Comshare, GmbH                                  Germany
  Comshare S.A.                                   France
  Comshare International Ltd.                     United Kingdom
CS Iberia sl                                  (b) Spain
CS srl                                        (b) Italy
CSI International Holdings, Inc.              (b) Delaware
CS Holdings, Inc.                             (b) Delaware

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(a) All subsidiaries are wholly owned by their immediate parent.
(b) Subsidiaries have been dissolved as of June 30, 1998.